                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 14, 1998



                            GOLDEN STAR RESOURCES LTD.
                            --------------------------
             (Exact name of registrant as specified in its charter)



CANADA                              000-21708          980101955
------------------------------  ----------------   ------------------
(State or other jurisdiction    (Commission File   IRS Employer
of incorporation)               Number)            Identification No.)



              1660 Lincoln St., Suite 3000, Denver, Colorado 80264
              ----------------------------------------------------
             (Address of principal executive offices )  (zip code)


                               (303)-830-9000
              ----------------------------------------------------
             (Registrant's telephone number, including area code )

                               Not Applicable
              ----------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

  Golden Star Resources Ltd. (the "Recipient") and its approximately 71% owned public French subsidiary, Guyanor Ressources S.A., have completed an internal review of the mineralized inventory estimates for the Paul Isnard project in French Guiana, which were made public in February. The review identified inappropriate parameters used in the mineralized inventory calculations which led to an over estimation of open pit mineralized inventories and, to a much lesser degree geologic inventories. A new estimate has been prepared using more appropriate parameters and is currently being independently reviewed by SRK Consulting ("SRK"), an international consulting firm specializing in engineering and applied science. A copy of the Registrant's press release regarding the restated mineralized inventory is attached hereto as an exhibit and incorporated by reference. The August 14, 1998 announcement describes the principal differences between the August and February estimates.



                          (BALANCE OF PAGE LEFT BLANK)

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GOLDEN STAR RESOURCES LTD.
                                            --------------------------
                                            Registrant



Date   August 14, 1998                      /s/ Gordon J. Bell
    ------------------                      -----------------------------------
                                            Gordon J. Bell, Vice President
                                            Chief Financial Officer



                         (BALANCE OF PAGE LEFT BLANK)

                                 EXHIBIT INDEX


Exhibit             Description of Exhibit
-------             -----------------------

99.1 Registrant's press release, dated August 14, 1998 entitled "Restatement of Mineralized Inventories at the Paul Isnard Project in French Guiana."



                           BALANCE OF PAGE LEFT BLANK